Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
TUESDAY, JULY 27, 2010
DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2010 RESULTS
BETHESDA, Maryland, Tuesday July 27, 2010 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its second fiscal quarter ended June 18, 2010. The Company is a lodging focused real estate investment trust that owns twenty-one premium hotels in North America and holds a senior loan secured by a premium hotel in Chicago, Illinois.
Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “Second quarter results exceeded our internal expectations with particularly strong performance from New York and Chicago. Seven of our hotels recorded double-digit RevPAR increases and half increased average daily rate. Additionally, the Company continued to execute on its acquisition strategy and has committed over a quarter of a billion dollars towards high quality deals. With conservative leverage and a year-end cash balance of approximately $160 million, DiamondRock remains positioned to seize opportunistic acquisitions.”
Second Quarter 2010 Highlights
•	Acquisition of Hilton Minneapolis: The Company acquired the 821-room Hilton Minneapolis in Minneapolis, Minnesota for total consideration of $156 million.
•	Agreement to Acquire the Renaissance Charleston Historic District: The Company agreed to acquire the 166-room Renaissance Charleston Historic District Hotel located in Charleston, South Carolina for $39 million.
•	Acquisition of Allerton Chicago Senior Mortgage: The Company acquired the $69 million senior mortgage loan secured by the Allerton Hotel in Chicago, Illinois for an $8.5 million discount to par.
•	New Credit Facility: Subsequent to the end of the second quarter, the Company agreed to terms for a new $200 million senior unsecured revolving credit facility.
•	RevPAR: The Company’s RevPAR was $116.53, an increase of 6.1 percent from the comparable period in 2009.

•	Hotel Adjusted EBITDA Margins: The Company’s Hotel Adjusted EBITDA margin was 25.86% an increase of 67 basis points from the comparable period in 2009.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $35.8 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $21.6 million and Adjusted FFO per diluted share was $0.16. This reflects income tax expense of $3.1 million during the second quarter.
•	Successful Equity Raise: During the second quarter the Company completed a follow-on public offering of its common stock for net proceeds of $184.8 million.
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” and “Adjusted FFO.”
For the second quarter beginning March 27, 2010 and ended June 18, 2010, the Company reported the following:
•	Revenues of $151.1 million compared to $143.6 million for the comparable period in 2009.
•	Adjusted EBITDA of $35.8 million compared to $32.6 million for the comparable period in 2009.
•	Adjusted FFO and Adjusted FFO per diluted share of $21.6 million and $0.16, respectively, compared to $24.9 million and $0.24, respectively, for the comparable period in 2009.
•	Net income of $0.8 million (or $0.01 per diluted share) compared to $2.5 million (or $0.02 per diluted share) for the comparable period in 2009.
RevPAR for the second quarter increased 6.1 percent (from $109.85 to $116.53) from the comparable period in 2009, driven by a 3.7 percentage point increase in occupancy (from 69.0 percent to 72.7 percent) and a 0.6 percent increase in the average daily rate (from $159.30 to $160.29). Hotel Adjusted EBITDA margins increased 67 basis points (from 25.19% to 25.86%) from the comparable period in 2009.
For the period from January 1, 2010 to June 18, 2010, the Company reported the following:
•	Revenues of $264.0 million compared to $262.2 million for the comparable period in 2009.
•	Adjusted EBITDA of $54.3 million compared to $53.0 million for the comparable period in 2009.
•	Adjusted FFO and Adjusted FFO per diluted share of $33.6 million and $0.25, respectively, compared to $39.7 million and $0.41, respectively, for the comparable period in 2009.
•	Net loss of $7.5 million (or $0.06 per diluted share) compared to $2.8 million (or $0.03 per diluted share) for the comparable period in 2009.

Year-to-date RevPAR increased 1.7 percent (from $104.53 to $106.31) from the comparable period in 2009, driven by a 2.8 percent increase in occupancy (from 66.4 percent to 69.2 percent) partially offset by a 2.4 percent decrease in the average daily rate (from $157.36 to $153.53). Year-to-date Hotel Adjusted EBITDA margins increased 8 basis points (from 22.96% to 23.04%) from the comparable period in 2009.
Agreement to Acquire the Renaissance Charleston Historic District Hotel
On July 1, 2010, the Company signed a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District Hotel (the “Renaissance”) located in Charleston, South Carolina. The contractual purchase price of $39 million represents an EBITDA multiple of 11.1 times the Renaissance’s 2010 full year forecast of $3.5 million. The hotel is projected to generate approximately $1.3 million of EBITDA during the Company’s ownership period in 2010. The “off market” acquisition was sourced through DiamondRock’s strategic sourcing relationship with Marriott International. DiamondRock expects the acquisition to be completed during August 2010, subject to the satisfaction of customary closing conditions. The acquisition will be funded with corporate cash.
Hilton Minneapolis Acquisition
On June 17, 2010, the Company acquired the 821-room Hilton Minneapolis in Minneapolis, Minnesota, for total consideration of $156 million. The hotel will remain a Hilton-branded and managed property. The hotel is projected to generate $8.9 million of Adjusted EBITDA during the Company’s ownership period in 2010. The post acquisition operating results of the Hilton Minneapolis are not included in the Company’s second quarter results due to the hotel reporting on a calendar month and year basis.
Allerton Hotel Mortgage Loan
The Company acquired the entire $69 million senior loan secured by the 443-room Allerton Hotel located on Magnificent Mile in Chicago, Illinois for approximately $60.5 million, a discount of $8.5 million from par value. The senior loan bears interest at a rate of LIBOR plus 692 basis points, including 5 percentage points of default interest. The loan matured in January 2010 and is currently in default. The Company continues to pursue the foreclosure proceedings initially filed in April 2010 which would result in DiamondRock owning the hotel. However, no assurance can be given that the foreclosure proceedings will be successful. The matter may be resolved without foreclosure if the borrower repays the senior loan in full.
The Company will include all cash received from the senior loan on the Allerton in its calculations of Adjusted EBITDA and Adjusted FFO. Subsequent to the end of the second fiscal quarter the Company received cash interest payments from the borrower totaling $750,000. The Company’s 2010 Adjusted EBITDA and Adjusted FFO guidance assumes $2.5 million of cash received as payment of interest on the Allerton senior loan.

New Line of Credit
The Company has agreed to terms for a new $200 million senior unsecured revolving credit facility with Wells Fargo Bank, N.A. and Bank of America, N.A. serving as co-lead arrangers. The significant terms of the proposed credit facility are as follows:
•	Term: Term of 48 months, including the extension of one year conditioned upon the payment of applicable fees and satisfaction of certain conditions.
•	Accordion Feature: Amount of the borrowing capacity can increase to a maximum amount of $275 million with the lenders’ approval.
•	Financial Covenants: The proposed financial covenants including a maximum leverage ratio of 60%, a minimum fixed charge coverage ratio that will range from 1.3x to 1.5x during the term of the agreement and a minimum tangible net worth covenant.
•	Interest Rate: Interest rate spread based on a pricing grid depending on our leverage ratio. The LIBOR spread ranges from 275 to 375 basis points over LIBOR, with a LIBOR floor of 1.00%.
•	Unused Fee: The unused facility fee ranges from 50 to 40 basis points depending on the amount drawn on the facility.
The proposed new credit facility, which will replace the Company’s existing credit facility, is subject to lender due diligence, definitive documentation and closing requirements; accordingly, no assurance can be given that this proposed facility will be procured on the terms, including the amount available to be borrowed, described above, or at all.
Follow-On Public Offering
On May 28, 2010, the Company completed a follow-on public offering of our common stock. The Company sold 23,000,000 shares of common stock, including the underwriters’ overallotment of 3,000,000 shares, at an offering price of $8.40 per share. The net proceeds, after deduction of offering costs, were approximately $184.8 million.
Balance Sheet
As of the end of the second quarter, the Company has approximately $155.4 million of unrestricted cash on hand and $783.8 million of debt outstanding, which consists solely of fixed rate, property-specific mortgage debt with no near-term maturities. Eleven of the Company’s 21 hotels are unencumbered by mortgage debt and the Company’s $200 million senior unsecured credit facility is unused.
The Company continues to maintain its straightforward capital structure. As of June 18, 2010, the Company continued to own 100% of its properties directly.

Outlook and Guidance
The Company is providing full year guidance, which is based upon the recent operating forecasts prepared by its hotel operators and also includes anticipated period of ownership results from the Hilton Minneapolis and the Renaissance Charleston, as well as expected cash receipts from the senior loan secured by the Allerton Hotel. The Company is not providing quarterly guidance. Achievement of the anticipated results is subject to the risks disclosed herein and in the Company’s filings with the Securities and Exchange Commission.
For the full year 2010, the Company expects:
•	RevPAR growth of 2 percent to 4 percent.
•	Adjusted EBITDA of $132 million to $136 million.
•	Adjusted FFO of $83 million to $85 million, which assumes income tax expense to range from $3.5 million to $5.5 million.
•	Adjusted FFO per share of $0.57 to $0.59 based on 144.4 million diluted weighted average shares.
Income Taxes
The full year guidance above reflects an estimated income tax expense of $3.5 million to $5.5 million for the year ended December 31, 2010. The estimated income tax expense increased from the Company’s full year guidance provided at the first quarter due to the impact of the acquisitions of the Minneapolis Hilton and the Renaissance Charleston Historic District as well as the tax impact on our improved operating results compared to our first quarter guidance. The guidance also reflects the Company renewing its Economic Development Credits associated with the Frenchman’s Reef Marriott, which the Company continues to pursue.
Earnings Call
The Company will host a conference call to discuss its second quarter results on Tuesday, July 27, 2010, at 2:00 pm Eastern Time (ET). To participate in the live call, investors are invited to dial 888-679-8034 (for domestic callers) or 617-213-4847 (for international callers). The participant passcode is 90666795. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 21 hotels with approximately 10,400 rooms and holds the senior loan on a 443-room hotel located in Chicago. The Company also has entered into a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District Hotel, which is expected to close in the third quarter, subject to the satisfaction of customary closing conditions. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the foreclosure proceedings on the Allerton Hotel; the Company’s ability to achieve the returns that it expects from the Hilton Minneapolis, Renaissance Charleston and the Allerton senior loan, including its expectations regarding the projected demand drivers in Minneapolis and Charleston; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company has signed a definitive agreement to purchase the Renaissance Charleston Historic District Hotel, there is a risk that the transaction may not close for a variety of reasons, including the failure of its completion of satisfactory due diligence and the failure to satisfy closing conditions. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, and Westin Hotel Management, L.P., manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront or the Hilton Minneapolis for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., and Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, and Hilton Minneapolis as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Five of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, Westin Boston Waterfront and Hilton Minneapolis. In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases. In accordance with U.S. generally accepted accounting principles, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the second quarter 2010, contractual cash rent payable on the ground leases totaled $0.4 million and the Company recorded approximately $2.2 million in ground rent expense. The non-cash portion of ground rent expense recorded for the second quarter 2010 was $1.8 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 18, 2010 and December 31, 2009
(in thousands, except share amounts)

	June 18, 2010	December 31, 2009
	(Unaudited)

ASSETS

Property and equipment, at cost	$2,337,163	$2,171,311
Less: accumulated depreciation	(347,336)	(309,224)

	1,989,827	1,862,087

Deferred financing costs, net	3,365	3,624
Restricted cash	40,817	31,274
Due from hotel managers	66,243	45,200
Note receivable	60,482	—
Favorable lease assets, net	36,970	37,319
Prepaid and other assets	60,275	58,607
Cash and cash equivalents	155,418	177,380

Total assets	$2,413,397	$2,215,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage debt	$783,844	$786,777
Senior unsecured credit facility	—	—

Total debt	783,844	786,777

Deferred income related to key money, net	19,503	19,763
Unfavorable contract liabilities, net	81,890	82,684
Due to hotel managers	39,319	29,847
Dividends declared and unpaid	—	41,810
Accounts payable and accrued expenses	75,536	79,104

Total other liabilities	216,248	253,208

Stockholders’ Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 154,570,543 and 124,299,423 shares issued and outstanding at June 18, 2010 and December 31, 2009, respectively	1,546	1,243
Additional paid-in capital	1,556,169	1,311,053
Accumulated deficit	(144,410)	(136,790)

Total stockholders’ equity	1,413,305	1,175,506

Total liabilities and stockholders’ equity	$2,413,397	$2,215,491

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended June 18, 2010 and June 19, 2009 and
the Periods from January 1, 2010 to June 18, 2010 and January 1, 2009 to June 19, 2009
(in thousands, except per share amounts)

	Fiscal Quarter	Fiscal Quarter	Period from	Period from
	Ended	Ended	January 1, 2010 to	January 1, 2009 to
	June 18, 2010	June 19, 2009	June 18, 2010	June 19, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$95,730	$90,228	$167,378	$165,343
Food and beverage	47,699	44,697	83,250	81,587
Other	7,696	8,682	13,324	15,221

Total revenues	151,125	143,607	263,952	262,151

Operating Expenses:

Rooms	24,458	22,974	44,530	42,956
Food and beverage	31,490	30,320	56,215	56,901
Management fees	5,482	5,008	8,554	8,336
Other hotel expenses	51,990	50,516	96,619	96,540
Impairment of favorable lease asset	—	1,286	—	1,286
Depreciation and amortization	19,074	19,729	37,981	38,446
Corporate expenses	3,897	3,651	7,248	7,419

Total operating expenses	136,391	133,484	251,147	251,884

Operating profit	14,734	10,123	12,805	10,267

Other Expenses (Income):

Interest income	(286)	(101)	(367)	(183)
Interest expense	11,089	11,086	19,215	22,584

Total other expenses	10,803	10,985	18,848	22,401

Income (loss) before income taxes	3,931	(862)	(6,043)	(12,134)

Income tax (expense) benefit	(3,092)	3,319	(1,462)	9,297

Net income (loss)	$839	$2,457	$(7,505)	$(2,837)

Earnings (loss) per share:

Basic and diluted earnings (loss) per share	$0.01	$0.02	$(0.06)	$(0.03)

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods from January 1, 2010 to June 18, 2010 and January 1, 2009 to June 19, 2009
(in thousands)

	Period from	Period from
	January 1, 2010	January 1, 2009
	to June 18, 2010	to June 19, 2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(7,505)	$(2,837)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Real estate depreciation	37,981	38,446
Corporate asset depreciation as corporate expenses	70	67
Non-cash ground rent	3,566	3,570
Non-cash financing costs as interest	457	386
Non-cash reversal of penalty interest	(3,134)	—
Impairment of favorable lease asset	—	1,286
Amortization of unfavorable contract liabilities	(794)	(794)
Amortization of deferred income	(260)	(260)
Stock-based compensation	1,915	2,532
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,368)	(3,565)
Restricted cash	(2,546)	123
Due to/from hotel managers	(11,538)	4,754
Accounts payable and accrued expenses	(3,083)	(13,457)

Net cash provided by operating activities	13,761	30,251

Cash flows from investing activities:
Hotel capital expenditures	(10,391)	(13,265)
Hotel acquisition	(156,501)	—
Purchase of mortgage loan	(60,282)	—
Change in restricted cash	(6,997)	(970)

Net cash used in investing activities	(234,171)	(14,235)

Cash flows from financing activities:
Repayments of credit facility	—	(57,000)
Scheduled mortgage debt principal payments	(2,934)	(1,968)
Repurchase of common stock	(3,961)	(159)
Proceeds from sale of common stock, net	209,864	82,158
Payment of financing costs	(198)	(1,240)
Payment of cash dividends	(4,323)	(80)

Net cash provided by financing activities	198,448	21,711

Net (decrease) increase in cash and cash equivalents	(21,962)	37,727
Cash and cash equivalents, beginning of period	177,380	13,830

Cash and cash equivalents, end of period	$155,418	$51,557

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$23,484	$23,819

Cash paid for income taxes	$642	$868

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	June 18, 2010	June 19, 2009	to June 18, 2010	to June 19, 2009
Net income (loss)	$839	$2,457	$(7,505)	$(2,837)
Interest expense	11,089	11,086	19,215	22,584
Income tax expense (benefit)	3,092	(3,319)	1,462	(9,297)
Depreciation and amortization	19,074	19,729	37,981	38,446

EBITDA	$34,094	$29,953	$51,153	$48,896

	Full Year Forecast 2010 (in 000s)
	Low End	High End
Net loss	$(14,800)	$(10,800)
Interest expense	45,500	45,500
Income tax expense	3,500	5,500
Depreciation and amortization	88,000	86,000

EBITDA	$122,200	$126,200

	Acquisitions — 2010 Period of Ownership
	(in 000s)
	Hilton	Renaissance
	Minneapolis	Charleston
Net income	$4,110	$630
Interest expense	—	—
Income tax expense	120	20
Depreciation and amortization	4,000	650

EBITDA	$8,230	$1,300

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	June 18, 2010	June 19, 2009	to June 18, 2010	to June 19, 2009
Net income (loss)	$839	$2,457	$(7,505)	$(2,837)
Real estate related depreciation and amortization	19,074	19,729	37,981	38,446

FFO	$19,913	$22,186	$30,476	$35,609

FFO per share (basic and diluted)	$0.14	$0.21	$0.23	$0.37

	Full Year Forecast 2010 (in 000s)
	Low End	High End
Net loss	$(14,800)	$(10,800)
Real estate related depreciation and amortization	88,000	86,000

FFO	$73,200	$75,200

FFO per share (basic and diluted)	$0.51	$0.52

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.
•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its hotels.
•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA and FFO.
•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining assets. In addition, gains and losses on dispositions are excluded from the calculation of FFO in accordance with NAREIT standards.
•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.

•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA and Adjusted FFO as they relate to the operating performance of the Company.
•	Other Non-Cash and / or Non-Recurring Items: The Company excludes the effect of certain non-cash and/or non-recurring items because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	June 18, 2010	June 19, 2009	to June 18, 2010	to June 19, 2009
EBITDA	$34,094	$29,953	$51,153	$48,896
Non-cash ground rent	1,777	1,783	3,566	3,570
Non-cash amortization of unfavorable contract liabilities	(397)	(397)	(794)	(794)
Acquisition costs	337	—	337	—
Impairment of favorable lease asset	—	1,286	—	1,286

Adjusted EBITDA	$35,811	$32,625	$54,262	$52,958

	Forecast Full Year 2010 (in 000s)
	Low End	High End
EBITDA	$122,200	$126,200
Non-cash ground rent	8,400	8,400
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Acquisition costs	600	600
Mortgage loan cash payments	2,500	2,500

Adjusted EBITDA	$132,000	$136,000

	Acquisitions — 2010 Period of Ownership
	(in 000s)
	Hilton	Renaissance
	Minneapolis	Charleston
EBITDA	$8,230	$1,300
Non-cash ground rent	670	—

Adjusted EBITDA	$8,900	$1,300

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	June 18, 2010	June 19, 2009	to June 18, 2010	to June 19, 2009
FFO	$19,913	$22,186	$30,476	$35,609
Non-cash ground rent	1,777	1,783	3,566	3,570
Non-cash amortization of unfavorable contract liabilities	(397)	(397)	(794)	(794)
Acquisition costs	337	—	337	—
Impairment of favorable lease asset	—	1,286	—	1,286

Adjusted FFO	$21,630	$24,858	$33,585	$39,671

Adjusted FFO per share (basic and diluted)	$0.16	$0.24	$0.25	$0.41

	Forecast Full Year 2010 (in 000s)
	Low End	High End
FFO	$73,200	$75,200
Non-cash ground rent	8,400	8,400
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Acquisition costs	600	600
Mortgage loan cash payments	2,500	2,500

Adjusted FFO	$83,000	$85,000

Adjusted FFO per share (basic and diluted)	$0.57	$0.59

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATIONAL DATA
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter	Fiscal Quarter		Period from	Period from
	Ended	Ended	%	January 1, 2010	January 1, 2009%
	June 18, 2010	June 19, 2009	Change	to June 18, 2010	to June 19, 2009	Change
Revenues:
Rooms	$95,730	$90,228	6.1%	$167,378	$165,343	1.2%
Food and beverage	47,699	44,697	6.7%	83,250	81,587	2.0%
Other	7,696	8,682	(11.4)%	13,324	15,221	(12.5)%

Total revenues	151,125	143,607	5.2%	263,952	262,151	0.7%

Operating Expenses:
Rooms	24,458	22,974	6.5%	44,530	42,956	3.7%
Food and beverage	31,490	30,320	3.9%	56,215	56,901	(1.2)%
Other direct departmental	4,421	4,598	(3.8)%	8,022	8,718	(8.0)%
General and administrative	13,063	12,406	5.3%	24,144	23,531	2.6%
Utilities	5,710	5,404	5.7%	10,749	10,807	(0.5)%
Repairs and maintenance	6,782	6,829	(0.7)%	12,842	13,027	(1.4)%
Sales and marketing	10,952	10,154	7.9%	19,417	18,849	3.0%
Base management fees	4,085	3,796	7.6%	7,048	6,924	1.8%
Incentive management fees	1,397	1,212	15.3%	1,506	1,412	6.7%
Property taxes	6,503	6,240	4.2%	12,675	12,381	2.4%
Ground rent	2,213	2,222	(0.4)%	4,431	4,449	(0.4)%
Other fixed expenses	2,346	2,659	(11.8)%	4,339	4,780	(9.2)%

Total operating expenses	113,420	108,814	4.2%	205,918	204,735	0.6%

Hotel EBITDA	$37,705	$34,793	8.4%	$58,034	$57,416	1.1%

Non-cash ground rent	1,777	1,783	0.3%	3,566	3,570	(0.1)%
Non-cash amortization of unfavorable contract liabilities	(397)	(397)	0.0%	(794)	(794)	0.0%

Hotel Adjusted EBITDA	$39,085	$36,179	8.0%	$60,806	$60,192	1.0%

Market Capitalization as of June 18, 2010
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at June 18, 2010 closing price of $8.97/share)	$1,400,522
Consolidated debt	783,844
Cash and cash equivalents	(155,418)

Total enterprise value	$2,028,948

Share Reconciliation

Common shares outstanding	154,571
Unvested restricted stock held by management and employees	1,548
Share grants under deferred compensation plan held by directors	15

Combined shares outstanding	156,134

Debt Summary as of June 18, 2010
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,799	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	32,411	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	60,992	August 2015
Renaissance Worthington	5.400%	Fixed	56,724	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	218,318	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	LIBOR + 0.95	Variable	—	February 2011

Total Debt			$783,844

Operating Statistics — Second Quarter

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2010	2Q 2009	B/(W)	2Q 2010	2Q 2009	B/(W)	2Q 2010	2Q 2009	B/(W)	2Q 2010	2Q 2009	B/(W)

Atlanta Alpharetta	$118.12	$121.03	(2.4%)	64.9%	60.9%	4.0%	$76.61	$73.71	3.9%	22.96%	25.06%	-210bps
Westin Atlanta North (1)	$102.68	$100.01	2.7%	73.5%	66.6%	6.9%	$75.47	$66.63	13.3%	17.49%	9.16%	833bps
Atlanta Waverly	$128.22	$131.77	(2.7%)	60.6%	64.7%	(4.1%)	$77.70	$85.29	(8.9%)	16.76%	23.49%	-673bps
Renaissance Austin	$142.09	$150.74	(5.7%)	63.9%	63.5%	0.4%	$90.82	$95.70	(5.1%)	31.92%	32.71%	-79bps
Bethesda Marriott Suites	$168.63	$164.72	2.4%	76.8%	69.0%	7.8%	$129.43	$113.69	13.8%	27.99%	27.96%	3bps
Boston Westin (1)	$202.26	$203.52	(0.6%)	72.2%	67.5%	4.7%	$145.95	$137.28	6.3%	29.59%	31.19%	-160bps
Chicago Marriott	$197.80	$183.70	7.7%	78.5%	78.0%	0.5%	$155.31	$143.26	8.4%	26.59%	25.35%	124bps
Chicago Conrad (1)	$164.48	$188.12	(12.6%)	83.0%	74.4%	8.6%	$136.55	$139.90	(2.4%)	22.78%	26.07%	-329bps
Courtyard Fifth Avenue	$254.26	$215.00	18.3%	91.3%	89.1%	2.2%	$232.11	$191.57	21.2%	33.63%	24.62%	901bps
Courtyard Midtown East	$239.91	$207.19	15.8%	92.0%	87.3%	4.7%	$220.72	$180.89	22.0%	37.63%	32.27%	535bps
Frenchman’s Reef (1)	$251.22	$235.11	6.9%	85.6%	88.7%	(3.1%)	$215.08	$208.61	3.1%	31.13%	31.48%	-34bps
Griffin Gate Marriott	$133.75	$133.78	0.0%	70.6%	66.0%	4.6%	$94.45	$88.33	6.9%	28.80%	29.88%	-108bps
Los Angeles Airport	$100.48	$108.05	(7.0%)	79.1%	70.3%	8.8%	$79.48	$75.97	4.6%	13.18%	12.11%	107bps
Hilton Minneapolis (2)	—	—	—	—	—	—	—	—	—	—	—	—
Oak Brook Hills	$106.17	$122.08	(13.0%)	59.9%	39.3%	20.6%	$63.58	$47.99	32.5%	16.06%	15.17%	89bps
Orlando Airport Marriott	$97.14	$100.37	(3.2%)	69.0%	74.9%	(5.9%)	$66.99	$75.21	(10.9%)	17.72%	24.95%	-723bps
Salt Lake City Marriott	$130.64	$129.39	1.0%	54.8%	50.3%	4.5%	$71.57	$65.07	10.0%	26.52%	17.53%	899bps
The Lodge at Sonoma	$192.05	$187.16	2.6%	71.2%	63.0%	8.2%	$136.80	$117.87	16.1%	14.27%	10.67%	360bps
Torrance Marriott South Bay	$101.44	$111.70	(9.2%)	83.4%	72.3%	11.1%	$84.65	$80.73	4.9%	21.36%	23.69%	-233bps
Vail Marriott (1)	$223.84	$199.48	12.2%	55.4%	61.2%	(5.8%)	$124.04	$122.02	1.7%	25.23%	18.67%	656bps
Renaissance Worthington	$164.74	$168.58	(2.3%)	67.3%	64.0%	3.3%	$110.87	$107.88	2.8%	34.49%	31.61%	288bps

Total/Weighted Average	$160.29	$159.30	0.6%	72.7%	69.0%	3.7%	$116.53	$109.85	6.1%	25.86%	25.19%	67bps

(1)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the second quarter and includes the months of March, April and May.

(2)	Hilton Minneapolis reports operations on a calendar month and year basis. The fiscal quarter ended June 18, 2010 excludes the operations of the Hilton Minneapolis since it was acquired on June 16, 2010.

Operating Statistics — Year to Date

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)
Atlanta Alpharetta	$119.44	$128.38	(7.0%)	66.8%	59.1%	7.7%	$79.75	$75.82	5.2%	25.53%	26.09%	-56bps
Westin Atlanta North (1)	$102.42	$103.88	(1.4%)	71.1%	66.5%	4.6%	$72.79	$69.08	5.4%	15.94%	13.07%	287bps
Atlanta Waverly	$129.43	$137.52	(5.9%)	65.2%	62.6%	2.6%	$84.36	$86.11	(2.0%)	21.33%	23.28%	-195bps
Renaissance Austin	$143.70	$153.74	(6.5%)	63.8%	63.2%	0.6%	$91.72	$97.12	(5.6%)	31.22%	31.15%	7bps
Bethesda Marriott Suites	$166.99	$179.41	(6.9%)	66.9%	62.7%	4.2%	$111.80	$112.45	(0.6%)	25.38%	27.66%	-228bps
Boston Westin (1)	$187.61	$190.13	(1.3%)	63.2%	60.0%	3.2%	$118.63	$114.00	4.1%	22.42%	23.51%	-109bps
Chicago Marriott	$177.18	$169.99	4.2%	65.2%	67.9%	(2.7%)	$115.53	$115.46	0.1%	15.54%	16.77%	-123bps
Chicago Conrad (1)	$158.74	$177.78	(10.7%)	70.6%	67.2%	3.4%	$112.12	$119.53	(6.2%)	11.84%	15.28%	-344bps
Courtyard Fifth Avenue	$230.28	$208.59	10.4%	86.8%	88.4%	(1.6%)	$199.92	$184.31	8.5%	24.59%	21.10%	349bps
Courtyard Midtown East	$214.31	$204.01	5.0%	84.6%	83.2%	1.4%	$181.35	$169.69	6.9%	28.08%	25.60%	248bps
Frenchman’s Reef (1)	$267.55	$252.70	5.9%	84.4%	86.5%	(2.1%)	$225.70	$218.60	3.2%	34.32%	31.27%	305bps
Griffin Gate Marriott	$122.07	$122.83	(0.6%)	60.0%	57.4%	2.6%	$73.20	$70.52	3.8%	18.83%	20.72%	-189bps
Los Angeles Airport	$103.54	$112.27	(7.8%)	81.0%	75.1%	5.9%	$83.89	$84.27	(0.5%)	16.55%	18.39%	-184bps
Hilton Minneapolis (2)	—	—	—	—	—	—	—	—	—	—	—	—
Oak Brook Hills	$105.28	$120.41	(12.6%)	48.2%	35.3%	12.9%	$50.74	$42.52	19.3%	4.98%	6.21%	-123bps
Orlando Airport Marriott	$102.29	$111.04	(7.9%)	74.8%	78.4%	(3.6%)	$76.51	$87.07	(12.1%)	23.37%	31.06%	-769bps
Salt Lake City Marriott	$134.25	$134.59	(0.3%)	54.1%	54.3%	(0.2%)	$72.68	$73.15	(0.6%)	28.01%	23.97%	404bps
The Lodge at Sonoma	$176.23	$176.20	0.0%	59.2%	51.4%	7.8%	$104.39	$90.59	15.2%	3.87%	(0.23%)	410bps
Torrance Marriott South Bay	$100.32	$115.41	(13.1%)	82.5%	67.4%	15.1%	$82.81	$77.77	6.5%	19.87%	22.74%	-287bps
Vail Marriott (1)	$262.31	$241.82	8.5%	65.8%	67.9%	(2.1%)	$172.64	$164.17	5.2%	36.86%	29.75%	711bps
Renaissance Worthington	$159.72	$166.43	(4.0%)	71.8%	68.1%	3.7%	$114.65	$113.36	1.1%	34.33%	32.11%	222bps

Total/Weighted Average	$153.53	$157.36	(2.4%)	69.2%	66.4%	2.8%	$106.31	$104.53	1.7%	23.04%	22.96%	8bps

(1)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through and May.

(2)	Hilton Minneapolis reports operations on a calendar month and year basis. The period from January 1, 2010 to June 18, 2010 excludes the operations of the Hilton Minneapolis since it was acquired on June 16, 2010.

Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2010
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$2,979	$392	$292	$—	$—	$684
Westin Atlanta North (2)	$4,152	$300	$426	$—	$—	$726
Atlanta Waverly	$6,141	$(1,272)	$1,050	$1,251	$—	$1,029
Renaissance Austin	$6,867	$154	$965	$1,073	$—	$2,192
Bethesda Marriott Suites	$3,802	$(900)	$511	$—	$1,453	$1,064
Boston Westin (2)	$19,435	$2,744	$2,890	$—	$117	$5,751
Chicago Marriott	$23,403	$383	$3,125	$3,079	$(365)	$6,222
Chicago Conrad (2)	$5,210	$82	$1,105	$—	$—	$1,187
Courtyard Fifth Avenue	$3,660	$(52)	$436	$799	$48	$1,231
Courtyard Midtown East	$6,009	$826	$520	$915	$—	$2,261
Frenchman’s Reef (2)	$15,588	$3,156	$898	$799	$—	$4,853
Griffin Gate Marriott	$6,222	$1,040	$753	$—	$(1)	$1,792
Los Angeles Airport	$11,103	$(885)	$1,312	$1,036	$—	$1,463
Hilton Minneapolis (3)	$—	$—	$—	$—	$—	$—
Oak Brook Hills	$5,423	$(2)	$748	$—	$125	$871
Orlando Airport Marriott	$4,148	$(790)	$740	$785	$—	$735
Salt Lake City Marriott	$4,823	$142	$714	$423	$—	$1,279
The Lodge at Sonoma	$3,484	$170	$327	$—	$—	$497
Torrance Marriott South Bay	$4,967	$303	$758	$—	$—	$1,061
Vail Marriott (2)	$5,573	$695	$711	$—	$—	$1,406
Renaissance Worthington	$8,135	$1,286	$793	$724	$3	$2,806

Total	$151,125	$839	$19,074	$10,884	$1,380	$39,085

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.

(3)	Hilton Minneapolis reports operations on a calendar month and year basis. The fiscal quarter ended June 18, 2010 excludes the operations of the Hilton Minneapolis since it was acquired on June 16, 2010.

Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2009
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$2,933	$469	$266	$—	$—	$735
Westin Atlanta North (2)	$3,700	$(151)	$490	$—	$—	$339
Atlanta Waverly	$7,161	$(552)	$983	$1,251	$—	$1,682
Renaissance Austin	$7,203	$363	$920	$1,073	$—	$2,356
Bethesda Marriott Suites	$3,391	$(1,051)	$495	$45	$1,459	$948
Boston Westin (2)	$18,174	$2,706	$2,846	$—	$117	$5,669
Chicago Marriott	$21,696	$(1,151)	$3,931	$3,086	$(365)	$5,501
Chicago Conrad (2)	$5,404	$326	$1,083	$—	$—	$1,409
Courtyard Fifth Avenue	$3,026	$(537)	$435	$799	$48	$745
Courtyard Midtown East	$4,976	$591	$512	$503	$—	$1,606
Frenchman’s Reef (2)	$14,579	$3,069	$727	$793	$—	$4,589
Griffin Gate Marriott	$6,127	$706	$787	$339	$(1)	$1,831
Los Angeles Airport	$10,555	$(1,036)	$1,281	$1,033	$—	$1,278
Oak Brook Hills	$4,892	$(131)	$748	$—	$125	$742
Orlando Airport Marriott	$4,589	$(389)	$749	$785	$—	$1,145
Salt Lake City Marriott	$4,233	$(394)	$696	$440	$—	$742
The Lodge at Sonoma	$3,159	$(180)	$517	$—	$—	$337
Torrance Marriott South Bay	$4,901	$387	$774	$—	$—	$1,161
Vail Marriott (2)	$5,496	$298	$728	$—	$—	$1,026
Renaissance Worthington	$7,412	$845	$763	$732	$3	$2,343

Total	$143,607	$2,457	$19,729	$10,879	$1,386	$36,179

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of March, April, and May.

Hotel Adjusted EBITDA Reconciliation

	Year to Date 2010
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$6,353	$1,050	$572	$—	$—	$1,622
Westin Atlanta North (2)	$6,580	$215	$834	$—	$—	$1,049
Atlanta Waverly	$13,959	$(1,629)	$2,089	$2,518	$—	$2,978
Renaissance Austin	$13,946	$285	$1,911	$2,158	$—	$4,354
Bethesda Marriott Suites	$6,790	$(2,214)	$1,020	$—	$2,917	$1,723
Boston Westin (2)	$26,366	$(98)	$5,776	$—	$234	$5,912
Chicago Marriott	$35,479	$(6,161)	$6,198	$6,207	$(730)	$5,514
Chicago Conrad (2)	$7,043	$(1,378)	$2,212	$—	$—	$834
Courtyard Fifth Avenue	$6,341	$(1,017)	$873	$1,606	$97	$1,559
Courtyard Midtown East	$9,994	$(106)	$1,039	$1,873	$—	$2,806
Frenchman’s Reef (2)	$26,330	$8,801	$1,771	$(1,536)	$—	$9,036
Griffin Gate Marriott	$10,005	$355	$1,531	$—	$(2)	$1,884
Los Angeles Airport	$23,371	$(828)	$2,612	$2,084	$—	$3,868
Hilton Minneapolis (3)	$—	$—	$—	$—	$—	$—
Oak Brook Hills	$8,332	$(1,329)	$1,494	$—	$250	$415
Orlando Airport Marriott	$9,636	$(803)	$1,476	$1,579	$—	$2,252
Salt Lake City Marriott	$9,931	$496	$1,431	$855	$—	$2,782
The Lodge at Sonoma	$5,735	$(423)	$645	$—	$—	$222
Torrance Marriott South Bay	$9,503	$384	$1,504	$—	$—	$1,888
Vail Marriott (2)	$12,218	$3,081	$1,423	$—	$—	$4,504
Renaissance Worthington	$16,043	$2,468	$1,574	$1,460	$5	$5,507

Total	$263,952	$(7,505)	$37,981	$18,804	$2,771	$60,806

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through and May.

(3)	Hilton Minneapolis reports operations on a calendar month and year basis. The period from January 1, 2010 to June 18, 2010 excludes the operations of the Hilton Minneapolis since it was acquired on June 16, 2010.

Hotel Adjusted EBITDA Reconciliation

	Year to Date 2009
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$6,006	$1,037	$530	$—	$—	$1,567
Westin Atlanta North (2)	$6,222	$(342)	$1,155	$—	$—	$813
Atlanta Waverly	$14,324	$(1,159)	$1,961	$2,532	$—	$3,334
Renaissance Austin	$14,829	$626	$1,822	$2,171	$—	$4,619
Bethesda Marriott Suites	$6,869	$(2,080)	$992	$71	$2,917	$1,900
Boston Westin (2)	$25,162	$(6)	$5,688	$—	$234	$5,916
Chicago Marriott	$36,428	$(6,170)	$6,751	$6,259	$(730)	$6,110
Chicago Conrad (2)	$7,622	$(1,013)	$2,178	$—	$—	$1,165
Courtyard Fifth Avenue	$5,877	$(1,341)	$870	$1,616	$95	$1,240
Courtyard Midtown East	$9,435	$366	$1,028	$1,021	$—	$2,415
Frenchman’s Reef (2)	$24,633	$4,647	$1,449	$1,607	$—	$7,703
Griffin Gate Marriott	$9,876	$(222)	$1,581	$689	$(2)	$2,046
Los Angeles Airport	$23,579	$(313)	$2,556	$2,093	$—	$4,336
Oak Brook Hills	$7,905	$(1,291)	$1,532	$—	$250	$491
Orlando Airport Marriott	$11,179	$393	$1,490	$1,589	$—	$3,472
Salt Lake City Marriott	$9,792	$158	$1,313	$876	$—	$2,347
The Lodge at Sonoma	$5,319	$(1,042)	$1,030	$—	$—	$(12)
Torrance Marriott South Bay	$9,509	$633	$1,529	$—	$—	$2,162
Vail Marriott (2)	$11,635	$2,022	$1,439	$—	$—	$3,461
Renaissance Worthington	$15,950	$2,083	$1,553	$1,480	$5	$5,121

Total	$262,151	$(2,837)	$38,446	$22,004	$2,769	$60,192

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through and May.